                                                                                                                                                       Exhibit Exhibit 99.12

LOCK-UP AGREEMENT

December 5, 2011

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER
   & SMITH INCORPORATED
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
383 Madison Avenue
New York, NY 10179

Re:           Clearwire Corporation -- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Clearwire Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A Common Stock, of the Company (the “Securities”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of the prospectus relating to the Public Offering (the “Prospectus”) and ending 60 days after the date of the Prospectus, (1) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, $0.0001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned on the date hereof (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing restrictions shall not apply to (i) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (ii) sales of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) by all officers, directors or major stockholders signatory to a lock-up agreement not to exceed 1,500,000 shares in aggregate, (iii) sales pursuant to any sales plan in effect on the date hereof that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) any person entering into a sales plan that complies with Rule 10b5-1 under the Exchange Act after the date hereof, provided that (x) such plan provides that no sales may be made thereunder until the end of the 60-day restricted period and (y) no filing or other public announcement is required or voluntarily made by such person or the Company in connection with the execution of any such sales plan, (v) any such sales, purchases, grants, transfers, dispositions or arrangements to settle or otherwise close any hedging instruments that were outstanding prior to the date hereof, (vi) (x) any disposition by Intel Capital Wireless Investment Corporation 2008A, a Delaware corporation (“Intel A”), Intel Capital Wireless Investment Corporation 2008B, a Delaware corporation (“Intel B”), Intel Capital Wireless Investment Corporation 2008C, a Delaware corporation (“Intel C”), Intel Capital Corporation, a Delaware corporation (“Intel Capital”), Intel Capital (Cayman) Corporation, a Cayman Islands corporation (“Intel Cayman”) and Middlefield Ventures, Inc., a Delaware corporation (“Middlefield”, and together with Intel A, Intel B, Intel C, Intel Capital and Intel Cayman, “Intel”) of the shares of Common Stock that Intel received as Merger Consideration as defined in and pursuant to Section 2.5 of the Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended, by and among the Company, Sprint Nextel Corporation, a Kansas corporation, Comcast Corporation, a Pennsylvania corporation, Time Warner Cable Inc., a Delaware corporation, Bright House Networks, LLC, a Delaware limited liability company, Google Inc., a Delaware corporation and Intel Corporation, a Delaware corporation (the “Transaction Agreement”) or (y) any contract, option or other arrangement or understanding entered into by Intel with respect to the hedging of such shares, (vii) transfers of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock as a bona fide gift or gifts or as a result of the operation of law or testate or intestate succession, (viii) transfers to a trust, partnership, limited liability company or other entity, the beneficial interests of which are held by the transferor; provided, in the case of clauses (vii) and (viii), (A) such transferee agrees to be bound by the same terms as the transferor under this agreement, (B) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 60-day restricted period referred to above)  and (C) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, (ix) sales or other dispositions in connection with any merger, share exchange, consolidation, tender offer or other similar corporate transaction or (x) any such sale, transfer or disposition by the undersigned pursuant to Section 2.13 of the Equityholders’ Agreement dated as of November 28, 2008 (the “Equityholders’ Agreement”), among the undersigned, the Company and the other parties thereto, as the same may be amended from time to time.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters, agree that (i) the undersigned will be released from any obligations under this Letter Agreement if, and, to the extent that, any other entity or person (including any officer or director of the Company) shall be released from any obligation under any similar agreement, arrangement or understanding entered into in connection with the Public Offering of the Securities and (ii) they shall notify the undersigned of any such release within three (3) business days after such release.

The undersigned understands that (i) if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement and (ii) if any executive officer or director of the Company or any stockholder that is party to the Equityholders’ Agreement signs a lock-up agreement with terms more favorable to such person than this Letter Agreement, the undersigned shall also be entitled to such more favorable terms of such lock-up agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A

By:__________________________________
Name:
Title:

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B

By:__________________________________
Name:
Title:

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C

By:__________________________________
Name:
Title:

INTEL CAPITAL CORPORATION

By:__________________________________
Name:
Title:

INTEL CAPITAL (CAYMAN) CORPORATION

By:__________________________________
Name:
Title:

[Signature page to December 5, 2011 Lockup Letter Agreement]

Exhibit 99.12